     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 4, 2002

                                                    REGISTRATION NO. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            STILLWATER MINING COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                                            81-0480654
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                                 536 PIKE AVENUE
                             COLUMBUS, MONTANA 59019
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                   ----------

                STILLWATER MINING COMPANY 401(k) PLAN AND TRUST
         STILLWATER MINING COMPANY BARGAINING UNIT 401(k) PLAN AND TRUST
                            (FULL TITLE OF THE PLANS)

                                   ----------

                              FRANCIS R. MCALLISTER
                             CHIEF EXECUTIVE OFFICER
                            STILLWATER MINING COMPANY
                                 536 PIKE AVENUE
                             COLUMBUS, MONTANA 59019
                                 (406) 322-8700
                (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   ----------

=======================================================================================================================
       TITLE OF SECURITIES                 AMOUNT TO BE      PROPOSED MAXIMUM    PROPOSED MAXIMUM        AMOUNT OF
        TO BE REGISTERED                    REGISTERED        OFFERING PRICE    AGGREGATE OFFERING    REGISTRATION FEE
                                                                PER SHARE(1)        PRICE(1)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share      2,000,000             $18.80           $ 37,600,000         $ 8,986.40
=======================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee, pursuant to Rules 457(c) and (h) under the Securities Act of 1933, and based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on January 2, 2002.
(2) This Registration Statement shall also cover any additional shares of the Company's Common Stock which become issuable under the Stillwater Mining Company 401(k) Plan and Trust or Bargaining Unit 401(k) Plan and Trust by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Company's receipt of consideration which results in an increase in the number of the outstanding shares of the Company's Common Stock.

                                EXPLANATORY NOTE

         This Registration Statement relates to (i) 800,000 shares of Stillwater Mining Company (the "Company") common stock, $.01 par value per share ("Common Stock") that may be acquired by Company employees under the Company's 401(k) Plan and Trust, and (ii) 1,200,000 shares of Common Stock that may be acquired by Company employees under the Company's Bargaining Unit 401(k) Plan and Trust (the 401(k) Plan and Trust and the Bargaining Unit 401(k) Plan and Trust together, the "Plans"). One million five hundred thousand (1,500,000) shares of Common Stock have been previously registered for issuance under the Plans on the Company's Registration Statement on Form S-8 (Registration No. 333-70861) filed on January 20, 1999, the contents of which are incorporated by reference in this Registration Statement, of which 750,000 shares were registered for issuance under the Company's 401(k) Plan and Trust and 750,000 shares were registered for issuance under the Company's Bargaining Unit 401(k) Plan and Trust.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         Stillwater Mining Company (the "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on March 30, 2001, pursuant to Section 13 of the Securities Act of 1934, as amended (the "1934 Act");

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the Commission on April 20, 2001, pursuant to Section 13 of the 1934 Act;

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed with the Commission on July 19, 2001, pursuant to Section 13 of the 1934 Act;

         (d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the Commission on October 26, 2001, as amended by the Company's amendment to such Quarterly Report on Form 10-Q/A, filed with the Commission on November 14, 2001, pursuant to Section 13 of the 1934 Act;

         (e) The Company's Current Report on Form 8-K, filed with the Commission on December 10, 2001, pursuant to Section 13 of the 1934 Act; and

         (f) The Company's Registration Statement (No. 001-13053) on Form 8-A12B, filed with the Commission on June 13, 2001 pursuant to
                  Section 12(b) of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Company's outstanding Common Stock.

         All documents and reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein may be automatically updated or replaced by documents the Company subsequently files which also are or are deemed to be incorporated herein by reference. Any statement, information or document so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. Article 6 of the Company's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Company or its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision in the Certificate of Incorporation also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.


EXHIBIT NO.                             DESCRIPTION

4.1 Instruments Defining Rights of Stockholders. Reference is made to the Company's Registration Statement No. 001-13053 on Form 8-A12B, as amended, including the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(f) to this Registration Statement.

5.1            Opinion and consent of Holland & Hart LLP.

23.1           Consent of KPMG LLP.

23.2           Consent of PricewaterhouseCoopers LLP.

23.3           Consent of Holland & Hart LLP is contained in Exhibit 5.1.

24.1 Power of Attorney. Reference is made to pages II-5 and 6 of this Registration Statement.

         The Company hereby undertakes to submit the Plans, and any amendments to the Plans, to the Internal Revenue Service ("IRS") in a timely manner, and will make all changes required by the IRS in order to qualify the Plans.

ITEM 9.  UNDERTAKINGS.

         (a)      The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement;

         (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon termination of the Company's 401(k) Plan and Trust or the Company's Bargaining Unit 401(k) Plan and Trust.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Company pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Columbus, Montana, on January 4, 2002.



                           STILLWATER MINING COMPANY



                           By:            /s/ Francis R. McAllister
                               -------------------------------------------------
                                            Francis R. McAllister
                               Chief Executive Officer and Chairman of the Board



                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That each person whose signature appears below constitutes and appoints Francis R. McAllister, Chief Executive Officer and Chairman of the Board, and James A. Sabala, Vice President and Chief Financial Officer, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                SIGNATURE                                   TITLE                                  DATE
                ---------                                   -----                                  ----
     /s/ Francis R. McAllister              *Chief Executive Officer and Chairman
-------------------------------------       of the Board (Principal Executive                 January 4, 2002
          Francis R. McAllister             Officer)


                SIGNATURE                                   TITLE                                  DATE
                ---------                                   -----                                  ----

         /s/ James A. Sabala                Vice President and Chief Financial Officer
--------------------------------------      (Principal Financial and Accounting Officer)      January 4, 2002
             James A. Sabala



        /s/ Richard E. Gilbert              *Director                                         January 4, 2002
--------------------------------------
            Richard E. Gilbert



        /s/ Apolinar Guzman                 *Director                                         January 4, 2002
--------------------------------------
             Apolinar Guzman



        /s/ Patrick M. James                *Director                                         January 4, 2002
--------------------------------------
             Patrick M. James



       /s/ Joseph P. Mazurek                *Director                                         January 4, 2002
-------------------------------------
            Joseph P. Mazurek

*Together constituting a majority of the Company's board of directors.

                                  EXHIBIT INDEX

EXHIBIT NO.                             DESCRIPTION
-----------                             -----------
4.1            Instruments Defining Rights of Stockholders. Reference is made to the Company's Registration Statement No. 001-13053 on Form
               8-A12B, as amended, including the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(f) to this
               Registration Statement.

5.1            Opinion and consent of Holland & Hart LLP.

23.1           Consent of KPMG LLP.

23.2           Consent of PricewaterhouseCoopers LLP.

23.3           Consent of Holland & Hart LLP is contained in Exhibit 5.1.

24.1 Power of Attorney. Reference is made to pages II-5 and 6 of this Registration Statement.